Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of our reports dated December 11, 2006, with respect to the consolidated financial statements of Hologic Inc., Hologic Inc.’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Hologic, Inc., included in this Annual Report (Form 10-K) for the year ended September 30, 2006.

(1)	Registration Statement (Form S-8 No. 33-35191) pertaining to the Hologic, Inc. 1986 Combination Stock Option Plan and 1990 Non-Employee Director Stock Option Plan

(2)	Registration Statement (Form S-8 No. 33-47830) pertaining to the Hologic, Inc. 1990 Non-Employee Director Stock Option Plan

(3)	Registration Statement (Form S-8 No. 33-87792) pertaining to the Hologic, Inc. Amended and Restated 1990 Non-Employee Director Stock Option Plan, 1986 Combination Stock Option Plan, and Savings and Investment Plan

(4)	Registration Statement (Form S-8 No. 33-11853) pertaining to the Fluoroscan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan

(5)	Registration Statement (Form S-8 No. 33-11849) pertaining to the Hologic, Inc. 1990 Combination Stock Option Plan and the Hologic, Inc. Amended & Restated 1990 Non-Employee Director Stock Option Plan

(6)	Registration Statement (Form S-8 No. 333-34003) pertaining to the Hologic, Inc. 1997 Employee Equity Incentive Plan

(7)	Registration Statement (Form S-8 No. 333-79167) pertaining to the Hologic, Inc. 1997 Employee Equity Incentive Plan and the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

(8)	Registration Statement (Form S-8 No. 333-34634) pertaining to Hologic, Inc. 1997 Employee Equity Incentive Plan

(9)	Registration Statement (Form S-8 No. 333-60046) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan, the Hologic, Inc. 2000 Acquisition Equity Incentive Plan and the Hologic, Inc. 2000 Employee Stock Purchase Plan

(10)	Registration Statement (Form S-8 No. 333-112222) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

(11)	Registration Statement (Form S-8 No. 333-121111) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

(12)	Registration Statement (Form S-8 No. 333-130170) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

(13)	Registration Statement (Form S-3 No. 136070) pertaining to the resale of up to 2,328,824 shares of common stock by the selling stockholders for shares issued in connection with the acquisition of Suros Surgical Systems, Inc.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 11, 2006